UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On September 15, 2023, Esports Entertainment Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim Group”) under which the Company may offer and sell, from time to time at its sole discretion, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $7,186,257 through an “at the market” equity offering program under which Maxim Group will act as sales agent.

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement, Maxim Group may sell the shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Maxim and us.

The Equity Distribution Agreement provides that Maxim Group will be entitled to compensation for its services equal to 3.0% of the gross proceeds of any shares of common stock sold through Maxim Group under the Equity Distribution Agreement. The Company has no obligation to sell any shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252370) and its registration on Form S-3 MEF (File No. 333-274542). The Company filed a prospectus supplement, dated September 15, 2023 with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement (the “Prospectus Supplement”).

The Holder of the Series C Preferred Stock and Series D Preferred Stock (the “Holder”) has the option to require the Company to use up to 50% of the gross proceeds to redeem the outstanding Series C Convertible Preferred Stock and 50% of the gross proceeds to redeem the Series D Convertible Preferred Stock (together the “Holder’s Redemption Amounts”), and, as a result would use up all remaining proceeds unless waived by the Holder. The Company will not proceed with the “at the market” offering unless the Holder’s Redemption Amounts are fully or partially waived. The Company intends to use any remaining net proceeds of this offering for working capital and general corporate purposes to support ongoing business operations

The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the material terms of the Equity Distribution Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The legal opinion of Westward Law, LLC relating to the shares of Common Stock that may be sold pursuant to Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Waiver Agreement

The Company entered into a waiver agreement (“Waiver”) on September 15, 2023, with the Holder of the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, as a condition to filing the registration statement on Form S-3 MEF on September 15, 2023 and the prospectus supplement on September 15, 2023 for the “at the market” offering. The Waiver allowed the Company to proceed with the initial filing of such registration statement and prospectus supplement with the SEC and not with respect to (x) any subsequent amendment or supplement thereto, (y) the issuance and sale of any of the Company’s securities contemplated by thereby or (z) any future Subsequent Placement (as defined in the Securities Purchase Agreement, dated April 30, 2023, among the Company and the buyers named therein). The Company will seek to obtain the Holder’s waiver in full of the Holder’s Redemption Amounts, but cannot provide assurances that it will receive any waiver of the Holder’s Redemption Amounts.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
1.1	Equity Distribution Agreement, dated as of September 15, 2023, between Esports Entertainment Group, Inc. and Maxim Group LLC
5.1	Opinion of Westward Law LLP
10.1	Waiver dated September 15, 2023 by and among Esports Entertainment Group, Inc. and Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B
23.1	Consent of Westward Law LLP (included within Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Michael Villani
Name:	Michael Villani
Title:	Chief Financial Officer and Controller